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                                                                    EXHIBIT 16.1


                  [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]


April 16, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

  We have read the statements made by Interwoven, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated April 12, 2001. We agree with the statements concerning our Firm in such Form 8-K.

                                         Very truly yours,

                                         /s/ PricewaterhouseCoopers LLP
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                                         PricewaterhouseCoopers LLP